EXHIBIT 99.2

                          CONSENT OF DIRECTOR NOMINEE
                                       OF
                             FINE HOST CORPORATION

    The undersigned consents to his nomination as a director of Fine Host Corporation (the "Company"), such election to be effective upon the closing of the initial public offering of the Company as contemplated by the Registration Statement of the Company on Form S-1 (No. 333-2906) filed with the Securities and Exchange Commission on March 29, 1996.


Dated: May 3, 1996                                     /s/ JACK H. NUSBAUM
                                               ---------------------------------
                                                         Jack H. Nusbaum